SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
EXCHANGE ACT OF 1934

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GLOBAL CONSUMER ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT (dated , 2009)
GENERAL INFORMATION
REASONS FOR THE AMENDMENTS
AMENDMENTS TO THE ORIGINAL WARRANT AGREEMENT
INCORPORATION BY REFERENCE
PROPOSALS BY SECURITY HOLDERS
NO APPRAISAL RIGHTS FOR THE AMENDMENTS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
ADDITIONAL INFORMATION
EFFECTIVE DATE
DELIVERY OF DOCUMENTS TO STOCKHOLDERS

GLOBAL CONSUMER ACQUISITION CORP.
1370 Avenue of the Americas, 28th Floor
New York, New York

To All Holders of Warrants of Global Consumer Acquisition Corp.:

We are writing to advise you that the Board of Directors and the holders of a majority of the outstanding warrants of Global Consumer Acquisition Corp. (“GCAC”) have authorized the amendment and restatement of that certain Warrant Agreement, dated as of November 27, 2007, between GCAC and Continental Stock Transfer & Trust Company, as Warrant Agent, (the “Original Warrant Agreement”), as set forth in the Amended and Restated Warrant Agreement, dated as of July 20, 2009, between GCAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Amended and Restated Warrant Agreement”).

These actions were approved on July 20, 2009 by the written consent of the holders of a majority of the warrants, in accordance with the terms of the Original Warrant Agreement. The holders of approximately 63.8% of GCAC’s public warrants and approximately 50.4% of GCAC’s outstanding warrants have approved the amendment of the Original Warrant Agreement. The Amended and Restated Warrant Agreement is subject to (i) receipt by GCAC of the written approval for listing of the amended warrants by the New York Stock Exchange and (ii) receipt of certifications by GCAC and Continental Stock Transfer and Trust Company from the applicable registered holders of such warrants certifying the number of warrants held by the consenting warrantholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not become effective until a date at least twenty (20) days after the date this Information Statement has been mailed to the holders of the warrants. This Information Statement is first mailed to you on or about       , 2009.

Please feel free to call GCAC’s Chief Financial Officer, Andrew Nelson, at (212) 445-7800 should you have any questions about the enclosed Information Statement. We look forward to your continued support.

By Order of the Board of Directors

By:	/s/ Jason N. Ader
Chairman of the Board

       , 2009

GLOBAL CONSUMER ACQUISITION CORP.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019

INFORMATION STATEMENT
(dated          , 2009)

NO VOTE OR OTHER ACTION OF GLOBAL CONSUMER ACQUISITION CORP.’S
WARRANTHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed by Global Consumer Acquisition Corp., a Delaware corporation (“GCAC”) with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Warrantholders”) of the GCAC’s warrants (the “Warrants”), to notify such Warrantholders that on or about July 20, 2009 and pursuant to privately negotiated transactions with a select group of Warrantholders, GCAC received written consents from holders representing approximately 63.8% of GCAC’s public Warrants and approximately 50.4% of GCAC’s outstanding Warrants authorizing the amendment and restatement of that certain Warrant Agreement, dated as of November 27, 2007, between GCAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) (the “Original Warrant Agreement”). No additional action will be undertaken by GCAC with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents or under the Delaware General Corporation Law are afforded to the Warrantholders as a result of the adoption of the actions contemplated herein. Accordingly, your consent is not required and is not being solicited in connection with the foregoing.

REASONS FOR THE AMENDMENTS

On July 13, 2009, GCAC concurrently entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”) with WL Interim Bank, a Nevada corporation (“Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation, and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary, and (ii) an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”) with Colonial Bank, an Alabama banking corporation, and The Colonial BancGroup, Inc., a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”.

In connection with the Acquisitions, GCAC has initiated a process to become a bank holding company, which will enable it to participate in financial lines of business, and will rename itself Western Liberty Bancorp. Western Liberty Bancorp’s banking operations will be conducted through 1st Commerce Bank, which will be the surviving entity pursuant to the 1st Commerce Merger Agreement and will retain the 1st Commerce Bank name. Founded in 2006, 1st Commerce Bank is a Nevada bank and will continue to operate following the consummation of the Acquisitions. Upon the consummation of the Acquisitions, the combined entity will form a “new” Nevada financial institution with 22 banking branches, and approximately $477.0 million of gross loan assets, $320.0 million of transaction account deposits and $214.0 million in time deposits.

In order to help facilitate the necessary votes of the shareholders of GCAC to consummate the Acquisitions, Hayground Cove Asset Management LLC, GCAC’s sponsor (“Hayground Cove”), on behalf of itself and the funds, accounts and shares (“Founders Shares”) issued in an insider private placement prior to the consummation of GCAC’s initial public offering (the “Public Offering”) it or its affiliates control, has (i) entered into the Founders Shares Restructuring Agreement between Hayground Cove and GCAC (the “Founders Shares Restructuring Agreement”) whereby Hayground Cove, on behalf of itself and the funds, accounts and founders shares it or its affiliates control, has agreed to exchange at least 90% of the outstanding founders shares in exchange for one (1) Warrant per founder share, which Warrants (the “Exchange Warrants”) are identical to GCAC’s Public Warrants (as defined below), subject to certain exceptions, as set forth in GCAC’s registration statement, No. 333-144799, on Form S-1 (the “Registration Statement”) and the Original Warrant Agreement; (ii) entered into a sponsor support agreement with GCAC (the “Support Agreement”) whereby it has agreed, at its option, to commence privately negotiated purchases of up to 39% of GCAC’s Common Stock (as defined below); and (iii) received a $140.0 million commitment from Jefferies Finance LLC and Jefferies & Company, Inc. (together, “Jefferies”) to finance the purchase of shares in connection with the Support Agreement. The Support Agreement and each of the agreements in connection with the purchase of Common Stock by Hayground Cove and its affiliates is conditioned upon (i) an agreement by Warrantholders to restructure the Warrants on terms satisfactory to Hayground Cove; and (ii) the closing of a business combination.

AMENDMENTS TO THE ORIGINAL WARRANT AGREEMENT

Warrant Restructuring

GCAC engaged in the Public Offering of units on November 20, 2007 and, in connection therewith, issued 31,948,850 (including the over allotment option) warrants to its public investors (the “Public Warrants”). Additionally, GCAC issued 8,500,000 warrants in an insider private placement immediately prior to the Public Offering, which warrants (the “Private Warrants”) are identical to the Public Warrants, subject to certain exceptions, as set forth in the Registration Statement and the Original Warrant Agreement

Under Section 9.9 of the Original Warrant Agreement, the written consent of each of the registered holders constituting a majority of the outstanding Warrants was required in order to amend the Original Warrant Agreement. In connection with the Acquisitions, on July 20, 2009, GCAC entered into a Letter Agreement (the “Warrant Restructuring Letter Agreement”) with Warrantholders who have reported to GCAC that they collectively hold at least a majority of its outstanding Warrants (the “Consenting Warrantholders”) confirming the basis and terms upon which the parties have agreed to amend the Original Warrant Agreement, previously filed with the SEC. The Warrant Restructuring Letter Agreement serves as the consent and approval of each of the Consenting Warrantholders to amend and restate the Original Warrant Agreement. The Consenting Warrantholders consist of holders of GCAC’s Public Warrants and Hayground Cove, which purchased 7.5 million Private Warrants pursuant to a private placement concurrently with GCAC’s Public Offering. Hayground Cove entered into the Warrant Restructuring Letter Agreement as part of an agreement by Hayground Cove to restructure the Founders Shares as set forth below under the caption entitled “Founders Shares Restructuring.”

Pursuant to the Warrant Restructuring Letter Agreement, the Original Warrant Agreement shall be amended where applicable to provide for certain new terms of the warrants, including:

•	a new strike price of $12.50 per share of GCAC’s common stock, par value $0.0001 (“Common Stock”);

•	an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisitions or another business combination or (y) the date fixed for redemption of the Warrants set forth in the Original Warrant Agreement;

•	a redemption price of $0.01 per Warrant, provided that (x) all of the Warrants are redeemed, (y) the last sales price of the Common Stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the Common Stock underlying the Warrants;

•	mandatory downward adjustment of the strike price for each Warrant to reflect any cash dividends paid with respect to the outstanding Common Stock, until such date as GCAC’s publicly traded Common Stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and

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•	in the event an effective registration statement is not in place on the date the Warrants are set to expire, the Warrants will remain outstanding until 90 days after an effective registration statement is filed. If GCAC has not filed an effective registration statement within 90 days after the expiration date, the Warrants shall become exercisable for cash consideration.

In addition, Warrants shall not be exercisable by any warrantholder to the extent that, after giving effect to such exercise, any Warrantholder or its affiliates would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such exercise.

As of July 20, 2009 there were 31,948,850 Public Warrants and 8,500,000 Private Warrants, each exercisable for one share of GCAC’s Common Stock. Up to 7,987,214 of new warrants will be issued in connection with the restructuring of GCAC’s Founders Shares discussed below under the heading entitled “Founders Shares Restructuring”.

Each Consenting Warrantholder has represented to GCAC that it is the owner of its respective warrants and has the sole right to vote and direct the voting of such warrants and give consent and direction with respect thereto to Continental Stock Transfer & Trust Company to enter into an amended and restated warrant agreement between GCAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Amended and Restated Warrant Agreement”), which GCAC and Continental Stock Transfer & Trust Company executed on July 20, 2009. The Amended and Restated Warrant Agreement will not be operative until (i) receipt by GCAC of the approval for listing of the amended warrants by the New York Stock Exchange; and (ii) receipt by GCAC and the Warrant Agent from the applicable registered holders as to the number of warrants held by the Consenting Warrantholders.

Founders Shares Restructuring

On July 20, 2009, GCAC also entered into a Founders Shares Restructuring Agreement with Hayground Cove, pursuant to which Hayground Cove, on behalf of itself and the funds and accounts it manages and their respective Founders Shares, has agreed to cancel at least 90% of the outstanding Founders Shares in exchange for one (1) Exchange Warrant. The cancelled Founders Shares will include all the Founders Shares currently held by Hayground Cove and its affiliates. Hayground Cove previously received the consent of all of the holders of Founders Shares whose shares are to be restructured pursuant to the Founders Shares Restructuring Agreement to enter into the Founders Shares Restructuring Agreement on such holders’ behalf, and expects that additional holders of Founders Shares may subsequently agree to restructure their Founders Shares in accordance with the terms of the Founders Shares Restructuring Agreement. Currently, Hayground Cove has committed to restructure 7,491,226, or 95%, of the outstanding Founders Shares. Additional holders of up to 495,988 additional Founders Shares may subsequently agree to restructure their Founders Shares in accordance with the terms of the Founders Shares Restructuring Agreement.

Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured outstanding Warrants as set forth above under the caption above entitled “Warrant Restructuring”. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisitions. In consideration for entering into the Founders Shares Restructuring Agreement, GCAC shall indemnify Hayground Cove and each participating shareholder for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify Hayground Cove and its affiliates for any of their obligations with respect to the Founders Shares. Under the terms of the Founders Shares Restructuring Agreement, Hayground Cove has waived all right, title, interest or claim in or to the proceeds from GCAC’s Public Offering and simultaneous private placement, plus all accrued interest, held in GCAC’s trust account, and will not seek any recourse against the trust account.

Both the Warrant Restructuring Letter Agreement and the Founders Shares Restructuring Agreement provide that no Warrant held by Hayground Cove or any of its affiliates will be exercisable at any time while under Hayground Cove’s or any of its affiliates’ control. In addition, Hayground Cove will be required to obtain an opinion of bank regulatory counsel that the transfer of any Warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. GCAC expects to enter into a new registration rights agreement with respect to the Private Warrants and the Exchange Warrants.

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INCORPORATION BY REFERENCE

The SEC allows GCAC to “incorporate by reference” information into this Information Statement, which means that GCAC can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by GCAC with the SEC (SEC File Number 0001406251) and contain important information about the GCAC and its finances, are incorporated into this Information Statement:

•	GCAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009.

•	GCAC’s Quarterly Reports on Form 10-Q filed for the quarters ending March 31, 2009 and June 30, 2009 filed with the SEC on May 11, 2009 and July 28, 2009, respectively.

•	GCAC’s Current Reports on Form 8-K filed with the SEC on May 11, 2009, June 8, 2009, July 14, 2009, July 22, 2009, July 24, 2009 and July 28, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

PROPOSALS BY SECURITY HOLDERS

GCAC is not holding a meeting of its Warrantholders in connection with the amendment of the Original Warrant Agreement.

NO APPRAISAL RIGHTS FOR THE AMENDMENTS

Under Delaware law, Warrantholders are not entitled to appraisal rights with respect to the actions contemplated herein and GCAC will not independently provide Warrantholders with any such rights.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For United States federal income tax purposes, no gain or loss will be recognized by a holder of warrants in connection with the restructuring of the warrants, and the holder’s tax basis and holding period in a warrant will be unchanged.

The U.S. federal income tax consequences of the exercise, disposition or expiration of the warrants, as summarized in the U.S. Federal Income Tax Considerations section of the Prospectus filed with the SEC on November 21, 2008 public offering disclosure document, will remain the same.

ADDITIONAL INFORMATION

GCAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on us at the SEC web site containing reports, proxy statement and other information at: http://www.sec.gov.

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Information and statements contained in this Information Statement are qualified in all respects by reference to the copy of the relevant contract or other document incorporated by reference into this Information Statement.

If you would like additional copies of this Information Statement or any of GCAC’s other filings incorporated herein by reference, or if you have any questions, please contact GCAC’s Chief Financial Officer via telephone or in writing:

Mr. Andrew Nelson
Chief Financial Officer
Global Consumer Acquisition Corp.
1370 Avenue of the Americas, Floor 28
New York, New York 10019
Telephone: (212) 445-7800

GCAC will undertake to provide you with a copy of any of the aforementioned documents at no charge upon your written or oral request within one day of receipt of such request.

EFFECTIVE DATE

Pursuant to Rule 14(c)-2 of the Exchange Act, the actions described herein will not become effective until a date at least twenty (20) days after the date of this Information Statement has been mailed to the Warrantholders. The Information Statement is being mailed on or about          , 2009 to the Warrantholders of record at the close of business on July 20, 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, GCAC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of GCAC’s annual report to stockholders and its proxy or information statement(s). Upon written or oral request, GCAC will deliver a separate copy of its annual report to stockholder(s) and/or proxy or information statement(s) to any stockholder at a shared address to which a single copy of any such document(s) was delivered and who wishes to receive separate copies of such document(s) in the future. Stockholders receiving multiple copies of such document(s) may likewise request that GCAC deliver single copies of such document(s) in the future. Stockholders may notify GCAC of their requests by writing GCAC at its principal executive offices at 1370 Avenue of the Americas, Floor 28, New York, New York 10019 Attention: Mr. Andrew Nelson, or by calling GCAC at (212) 445-7800.

By Order of the Board of Directors

By:	/s/ Jason N. Ader
Chairman of the Board

          , 2009

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